                                                                     Exhibit 4.3

--------------------------------------------------------------------------------







                            STUDENT LOAN FUNDING LLC


                            ------------------------

   $400,000,000 Student Loan Senior Asset-Backed Notes, Series 1998A-3 (LIBOR Floating Rate)
   $ 93,300,000 Student Loan Senior Asset-Backed Callable Notes, Series 1998A-4 (Auction Rate)
   $ 90,000,000 Student Loan Senior Asset-Backed Callable Notes, Series 1998A-5 (Auction Rate)
   $ 90,000,000 Student Loan Senior Asset-Backed Callable Notes, Series 1998A-6 (Auction Rate)
   $ 54,500,000 Student Loan Subordinate Asset-Backed Notes, Series 1998B-3 (Fixed Rate)


                    ----------------------------------------


                               -------------------

                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF DECEMBER 1, 1998

                               -------------------




                            SALOMON SMITH BARNEY INC.



--------------------------------------------------------------------------------

         This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of December 1, 1998, by and among Student Loan Funding LLC, a Delaware limited liability company (the "COMPANY"), and Salomon Smith Barney Inc.

         This Agreement is made pursuant to the Note Purchase Agreement, dated December 18, 1998 (the "PURCHASE AGREEMENT"), by and among the Company and Salomon Smith Barney Inc. as Representative of itself, NationsBanc Montgomery Securities LLC and Fifth Third/The Ohio Company (each, an "INITIAL PURCHASER" and together, the "INITIAL PURCHASERS"), who have agreed to purchase the Company's Student Loan Senior Asset-Backed Notes, Series 1998A-3 (the "Series 1998A-3 Notes"), Student Loan Senior Asset-Backed Callable Notes, Series 1998A-4 (the "Series 1998A-4 Notes"), Student Loan Senior Asset-Backed Callable Notes, Series 1998A-5 (the "Series 1998A-5 Notes"), Student Loan Senior Asset-Backed Callable Notes, Series 1998A-6 (the "Series 1998A-6 Notes" and, together with the Series 1998A-3 Notes, the Series 1998A-4 Notes and the Series 1998A-5 Notes, the "Series 1998A Notes") and Student Loan Subordinate Asset-Backed Notes, Series 1998B-3 (the "Series 1998B-3 Notes and, together with the Series 1998A Notes, the "Original Notes") pursuant to the Purchase Agreement. In order to induce the Initial Purchasers to purchase the Original Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in the Purchase Agreement.

         The parties hereby agree as follows:

1.       DEFINITIONS

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         ACT: The Securities Act of 1933, as amended.

         BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of New York, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

         BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

         BROKER-DEALER TRANSFER RESTRICTED SECURITIES: The Exchange Notes that are acquired by a Broker-Dealer in the Exchange Offer in exchange for Original Notes that such Broker-Dealer acquired for its own account as a result of market-making activities or other trading activities (other than Original Notes acquired directly from the Company or any of its affiliates).

         CLOSING DATE: The date hereof.

         COMMISSION: The Securities and Exchange Commission.

         CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange

Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Original Notes tendered by Holders thereof pursuant to the Exchange Offer.

         EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

         EXCHANGE NOTES: The Company's Student Loan Senior Asset-Backed Notes, Series 1998A1-3 (the "Series 1998A1-3 Notes"), Student Loan Senior Asset-Backed Callable Notes, Series 1998A1-4 (the "Series 1998A1-4 Notes"), Student Loan Senior Asset-Backed Callable Notes, Series 1998A1-5 (the "Series 1998A1-5 Notes"), Student Loan Senior Asset-Backed Callable Notes, Series 1998A1-6 (the "Series 1998A1-6 Notes" and, together with the Series 1998A1-3 Notes, the Series 1998A1-4 Notes and the Series 1998A1-5 Notes, the "Series 1998A1 Notes") and Student Loan Subordinate Asset-Backed Notes, Series 1998B1-3 (the "Series 1998B1-3 Notes") to be issued pursuant to the Indenture in the Exchange Offer, in exchange for a corresponding principal amount of Series 1998A-3 Notes, Series 1998A-4 Notes, Series 1998A-5 Notes, Series 1998A-6 Notes and Series 1998B-3 Notes.

         EXCHANGE OFFER: The registration by the Company under the Act of the Exchange Notes pursuant to the Exchange Offer Registration Statement pursuant to which the Company shall offer the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

         EXCHANGE OFFER REGISTRATION STATEMENT: The registration statement relating to the Exchange Offer, which is filed pursuant to the provisions of this Agreement including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

         HOLDERS: As defined in Section 2 hereof.

         INDEMNIFIED HOLDER: As defined in Section 7(a) hereof.

         INDENTURE: The Indenture of Trust, dated December 1, 1998, (the "Base Indenture") together with the Terms Supplement (the "Terms Supplement") both between the Company and Star Bank, National Association, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

         LIMITED OFFERING MEMORANDUM: As defined in the Purchase Agreement.

         NASD: National Association of Securities Dealers, Inc.

         NOTES The Original Notes and the Exchange Notes

         ORIGINAL NOTES: The Series 1998A Notes and the Series 1998B Notes

         PERSON: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

         PROSPECTUS: The prospectus included in the Exchange Offer Registration Statement at the time such Exchange Offer Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

         REGISTRATION FAILURE: As defined in Section 4 hereof.

         RESTRICTED BROKER-DEALER: Any Broker-Dealer which holds Broker-Dealer Transfer Restricted Securities.

         TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

         TRANSFER RESTRICTED SECURITIES: Each Original Note, until the earliest to occur of (a) the date on which such Original Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Act (b) the date on which such Original Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (c) the date on which such Original Note is distributed to the public pursuant to Rule 144 under the Act.

2.       HOLDERS

         A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

3.       REGISTERED EXCHANGE OFFER

         (a) Unless the Exchange Offer shall not be permitted by applicable federal law, the Company shall (i) cause to be filed with the Commission, the Exchange Offer Registration Statement, (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective no later than May 31, 1999, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause such Exchange Offer Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Original Notes that are Transfer Restricted Securities and to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers as contemplated by Section 3(c) below.

         (b) The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open, for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated no later than June 30, 1999.

         (c) The Company agrees that it shall retain Salomon Smith Barney Inc. as the Dealer Manager of the Exchange Offer (the "Dealer Manager") to solicit exchanges of the Original Notes for the Exchange Notes. The Company and the Dealer Manager prior to the filing of the Exchange Offer Registration Statement with the Commission shall enter into a dealer manager agreement (the "Dealer Manager Agreement") which shall contain customary provisions for such agreements including the agreement of the Company to indemnify the Dealer Manager against certain liabilities, including civil liabilities under the Securities Act.

         (d) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Restricted Broker-Dealer who holds Original Notes that are Transfer Restricted Securities and that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities, may exchange such Original Notes (other than Transfer Restricted Securities acquired directly from the Company or any Affiliate of the Company) pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of each Exchange Note received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

         The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of

Section 5(c) below to the extent necessary to ensure that it is available for sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers, and to ensure that such Registration Statement conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 120 days from the date on which the Exchange Offer is Consummated.

         The Company shall provide sufficient copies of the latest version of such Prospectus to the Dealer Manager and such Restricted Broker-Dealers promptly upon request, and in no event later than two days after such request, at any time during such 120-day period in order to facilitate such sales.

4.       INTEREST RATE ADJUSTMENT

         If (i) the Exchange Offer Registration Statement has not been filed with, and declared effective by, the Commission on or prior to May 31, 1999,
(ii) the Exchange Offer has not been Consummated on or prior to June 30, 1999 or
(iii) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective during any period within which it is required to remain effective under this Agreement or fail to be usable for its intended purpose without being succeeded within three Business Days by a post-effective amendment to such Exchange Offer Registration Statement that cures such failure and that is itself declared effective within three Business Days of filing (each such event referred to in clauses (i) through (iii), a "REGISTRATION FAILURE"), then (i) the monthly calculation of the Series Interest Rate (as defined in the Indenture) for each Interest Accrual Period (as defined in the Indenture) for the Series 1998A-3 Notes will be adjusted to equal the lesser of one-month LIBOR (as defined in the Indenture) plus 0.43% per annum and 17% per annum, but not in excess of the Net Loan Rate (as defined in the Indenture) for such Interest Accrual Period, and (ii) the Series Interest Rate for each Interest Accrual Period for the Series 1998B-3 Notes will be adjusted to equal a fixed rate of 6.30%. Such interest rate adjustments shall be the exclusive remedy available to any Noteholder (as defined in the Indenture) in the event of a Registration Failure and neither any Noteholder or any other party shall have any additional rights against the Company as a result of any Registration Failure regardless of whether such Registration Failure results from the action or inaction of the Company or for any other reason.

5.       REGISTRATION PROCEDURES

         In connection with the Exchange Offer, the Company shall comply with all applicable provisions of Section 5, shall use its reasonable best efforts to effect such exchange and to permit the sale of Broker-Dealer Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (which shall be in a manner consistent with the terms of this Agreement), and shall comply with all of the following provisions:

         (a) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer

Registration Statement) to the effect that (i) it is not an affiliate of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (iii) it is acquiring the Exchange Notes in its ordinary course of business. The Company hereby acknowledges and agrees that the Prospectus shall state that any Broker-Dealer or any Holder which acquires Exchange Notes for the purpose of participating in a distribution of the Exchange Notes (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in MORGAN STANLEY AND CO., INC. (available June 5, 1991) and EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Original Notes acquired by such Holder directly from the Company or an affiliate thereof.

                  (b) To the extent required by the Commission, prior to effectiveness of the Exchange Offer Registration Statement, the Company shall provide a supplemental letter to the Commission stating that (i) the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in EXXON CAPITAL HOLDINGS CORPORATION (available May 13, 1988), MORGAN STANLEY AND CO., INC. (available June 5, 1991), (ii) the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and (iii) to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer.

         (c) In connection with the Exchange Offer Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities Notes (including, without limitation, any Exchange Offer Registration Statement and the related Prospectus, to the extent that the same are required to be available to permit sales of Broker-Dealer Transfer Restricted Securities by Restricted Broker-Dealers), the Company shall:

                  (i) use its reasonable best efforts to keep such Exchange Offer Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3(c) of this Agreement. Upon the occurrence of any event that would cause the Exchange Offer Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Broker-Dealer Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Exchange Offer Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of either clause
         (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration

         Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                  (ii) prepare and file with the Commission such amendments and post-effective amendments to the Exchange Offer Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3(c) hereof, or such shorter period as will terminate when all Broker-Dealer Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rule 424 under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all Broker-Dealer Transfer Restricted Securities covered by the Exchange Offer Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the Restricted Broker-Dealers set forth in the Exchange Offer Registration Statement or supplement to the Prospectus;

                  (iii) advise the Dealer Manager and the Restricted Broker-Dealers promptly and, if requested by such Persons, confirm such advice in writing, (A) when any Prospectus supplement or post-effective amendment to the Exchange Offer Registration Statement has been filed, and when any such post-effective amendment has become effective, (B) of any request by the Commission for amendments to the Exchange Offer Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Exchange Offer Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Broker-Dealer Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Exchange Offer Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Exchange Offer Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Exchange Offer Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                  (iv) furnish to the Dealer Manager, before filing with the Commission, copies of the Exchange Offer Registration Statement or any Prospectus included therein or any amendments or supplements to the Exchange Offer Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of the Exchange

         Offer Registration Statement), which documents will be subject to the review and comment of the Dealer Manager for a period of at least five Business Days, and the Company will not file the Exchange Offer Registration Statement or Prospectus or any amendment or supplement to the Exchange Offer Registration Statement or Prospectus (including all such documents incorporated by reference) if the Dealer Manager shall provide notice to the Company within five Business Days after the receipt thereof to the effect that the Exchange Offer Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

                  (v) at reasonable times requested by the Dealer Manager upon reasonable notice, prior to the filing of any document that is to be incorporated by reference into the Exchange Offer Registration Statement during any period within which it is required to remain effective under this Agreement, provide copies of such document to the Dealer Manager and make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as the Dealer Manager reasonably may request;

                  (vi) make available at reasonable times for inspection by the Dealer Manager, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by the Dealer Manager in connection with the Exchange Offer Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                  (vii) prior to effectiveness of the Exchange Offer Registration Statement, cooperate with the Dealer Manager in connection with the registration and qualification of the Exchange Notes under the securities or Blue Sky laws of such jurisdictions as the Dealer Manager may reasonably request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Notes; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Exchange Offer Registration Statement, in any jurisdiction where it is not now so subject;

                  (viii) subject to Section 5(c)(i), if any fact or event contemplated by Section 5(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Exchange Offer Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Broker-Dealer Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ix) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Exchange Offer Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                  (x) cause the Indenture to be qualified under the TIA not later than the effective date of the Exchange Offer Registration Statement and, in connection therewith, cooperate with the Trustee and the Holders of the Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

                  (xi) through December 31, 2001 provide promptly to the Dealer Manager and each Restricted Broker-Dealer upon request each document filed with the Commission pursuant to the requirements of Section 13 or
         Section 15(d) of the Exchange Act.

         (d) RESTRICTIONS ON HOLDERS. Each Restricted Broker-Dealer agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 5(c)(iii)(D) hereof, such Restricted Broker-Dealer will immediately discontinue disposition of Transfer Restricted Securities pursuant to the Exchange Offer Registration Statement until such Restricted Broker-Dealer's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(c)(viii) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Restricted Broker-Dealer will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Restricted Broker-Dealer's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of the Exchange Offer Registration Statement set forth in Section 3 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(c)(i) or Section 5(c)(iii)(D) hereof to and including the date when each Restricted Broker-Dealer covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(c)(viii) hereof or shall have received the Advice.

6.       REGISTRATION EXPENSES

         (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether the Exchange Offer Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses, (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses); (iv) all fees and disbursements of counsel for the Company and, in accordance with Section 6(b) below, the Dealer Manager; (v) all messenger and delivery services and telephone expenses of the Company; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

         The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

         (b) In connection with the Exchange Offer Registration Statement, the Company will reimburse the Dealer Manager for the reasonable fees and disbursements of its counsel.

7.       INDEMNIFICATION

                  (a) The Company agrees to indemnify and hold harmless (i) the Dealer Manager and each Restricted Broker-Dealer and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Dealer Manager or any Restricted Broker-Dealer (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of the Dealer Manager or any Restricted Broker-Dealer or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), from and against any and all losses, claims, damages, liabilities, judgments (including without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter raised by a third party, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Registration Statement, Prospectus (or any amendment or supplement thereto) provided by the Company to the Dealer Manager or any Restricted Broker-Dealer, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (b) In case any action shall be commenced involving any Indemnified Holder, the Indemnified Holder shall promptly notify the Company in writing and the Company shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the Indemnified Holder and the payment of all fees and expenses of such counsel, as incurred. Any Indemnified Holder shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Holder unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company,
(ii) the Company shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the Indemnified Holder or (iii) the named parties to any such action (including any impleaded parties) include both the Indemnified Holder and the Company, and the Indemnified Holder shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of the Indemnified Holder). In any such case, the Company shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all Indemnified Holders and all such fees and expenses shall be reimbursed as they are incurred. Such separate firm shall be designated in writing by a majority of the Indemnified Holders, in the case of the parties indemnified pursuant to Section 7(a). The Company shall indemnify and hold harmless the Indemnified Holder from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (i) effected with its written consent or (ii) effected without its written consent if the settlement is entered into more than twenty business days after the Company shall have received a request from the Indemnified Holder for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the Company) and, prior to the date of such settlement, the Company shall have failed to comply with such reimbursement request. The Company shall not, without the prior written consent of the Indemnified Holder, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the Indemnified Holder is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the Indemnified Holder, unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Holder from all liability on claims that are or could have been the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Holder.

                  (c) To the extent that the indemnification provided for in this Section 7 is unavailable to an Indemnified Holder or limited in respect of any losses, claims, damages, liabilities or judgments referred to therein, then the Company, in lieu of indemnifying such Indemnified Holder, shall contribute to the amount paid or payable by such Indemnified Holder as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Indemnified Holder, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause 7(c)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(c)(i) above but also the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Indemnified Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Dealer Manager and each Restricted Broker-Dealer agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation (even if the Restricted Broker-Dealers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by a Indemnified Holder as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Holder in connection with investigating or defending any matter raised by a third party, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 7, neither the Dealer Manager nor any Restricted Broker-Dealer or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount received by the Dealer Manager or any such Restricted Broker-Dealer as fees or commissions in connection with the original issuance and sale of the Original Notes and fees received in connection with the Exchange Offer less the amount of any damages which the Dealer Manager or such Restricted Broker-Dealer has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealer Manager's and Restricted Broker-Dealers' obligations to contribute pursuant to this Section 7(c) are several in proportion to the respective principal amount of Transfer Restricted Securities held by the Dealer Manager and each of the Restricted Broker-Dealers hereunder and not joint.

8.       RULE 144A

         The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company are not subject to Section 13 or 15(d) of the Securities Exchange Act, to make available, upon request of any Holder of Transfer Restricted Securities, to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

9.       MISCELLANEOUS

         (a) NO INCONSISTENT AGREEMENTS; LIMITATION ON LIABILITIES. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

         Notwithstanding anything to the contrary herein or in the Indenture, any obligation of the Company created by or arising out of this Agreement shall be a limited obligation of the Company, payable solely from Trust Estate (as defined in the Indenture) available therefor under and in accordance with the Indenture, and shall not constitute a charge against the general credit of the Company.

         (b) ADJUSTMENTS AFFECTING THE NOTES. The Company will not, directly or indirectly, take any action, with respect to the Notes, as a class, that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

         (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of this Section 9(c)(i), the Company has obtained the written consent of the Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

         (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                  (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture;

                       With a copy to:

                                    Squire, Sanders & Dempsey L.L.P.
                                    41 South High Street
                                    Columbus, Ohio 43215
                                    Telecopier No. (614) 365-2499
                                    Attention: Paul F. Sefcovic


                  (ii) if to the Company:

                                    Student Loan Funding LLC
                                    One West Fourth Street
                                    Suite 210
                                    Cincinnati, Ohio  45202
                                    Telecopier No. (513) 352-0570
                                    Attn: Senior Vice President and Manager

                       With a copy to:

                                    Thompson, Hine & Flory LLP
                                    312 Walnut Street, Suite 1400
                                    Cincinnati, Ohio 45202
                                    Telecopier No.: (513)
                                    Attention: Robert A. Selak

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder at a time when such Holder could not transfer such Transfer Restricted Securities pursuant to a Shelf Registration Statement. Each Holder of Transfer Restricted Securities agrees to be bound by and comply with the terms and provisions of this Agreement.

         (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State Of Ohio as applied to contracts made and performed entirely within the State of Ohio.

         (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

         (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.


                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                            STUDENT LOAN FUNDING LLC

                            By: /s/ Thomas L. Conlan
                               -----------------------------
                              Name: Thomas L. Conlan, Jr.
                              Title: President



                            SALOMON SMITH BARNEY INC.



                            By: /s/ Mark J. Weadick
                               -----------------------------
                              Name: Mark J. Weadick
                              Title: Director